EXHIBIT 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended, (the “Securities Act”) provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

On April 19, 2002, Scientific-Atlanta, Inc. (the “Company”) dismissed Arthur Andersen LLP (“Arthur Andersen”) as its independent auditors. For additional information, see the Company’s Current Report on Form 8-K dated April 19, 2002 (as amended by the Form 8-K/A filed on May 3, 2002). Prior to the date of this Form 10-K, the Arthur Andersen partner responsible for the audit of the financial statements of Scientific-Atlanta, Inc. as of June 29, 2001 and for the year then ended resigned from Arthur Andersen. As a result, after reasonable efforts, the Company has been unable to obtain Arthur Andersen’s written consent to the incorporation by reference into the Company’s registration statements on Form S-8 listed below of Arthur Andersen’s audit report with respect to its financial statements as of June 29, 2001 and for the year then ended. Under these circumstances, Rule 437a under the Securities Act permits the Company to file this Annual Report on Form 10-K, which is incorporated by reference into the Company’s registration statements on Form S-8 listed below without a written consent from Arthur Andersen. As a result, with respect to transactions in the Company’s securities pursuant to the registration statements that occur subsequent to the date this Annual Report on Form 10-K is filed with the Securities and Exchange Commission, Arthur Andersen will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Arthur Andersen under Section 11(a) of the Securities Act.

1.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. 1978 Non-Qualified Stock Option Plan for Key Employees, as amended (File Nos. 2-72029, 33-5623, 33-20858, and 33-36926);

2.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. 1981 Incentive Stock Option Plan (File Nos. 2-99889 and 33-781);

3.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Non-Employee Directors Stock Option Plan (File No. 33- 35313 and 33-54696);

4.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan (File Nos. 33-69827, 333-64971 and 333-50066);

5.	Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan (File No. 33-69218);

6.	Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1993 Restricted Stock Awards (File No. 33-52135);

7.	Registration Statements on Form S-8 covering the Long-Term Incentive Plan of Scientific-Atlanta, Inc. (File Nos. 33-56449 and 333-67932);

8.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Stock Plan for Non-Employee Directors (File Nos. 33-64065 and 333-40217);

9.	Registration Statements on Form S-8 covering the 1996 Employee Stock Option Plan (File Nos. 333-18893, 333-67471, 333-31968 and 333-56942);

10.	Registration Statement on Form S-8 covering the Non-Qualified Stock Option Agreement with Employee (File No. 333-18891);

11.	Registration Statement on Form S-8 covering the Non-Qualified Stock Option Agreement with Employee (File No. 333-23083); and

12.	Registration Statement on Form S-8 covering the 1998 Employee Stock Purchase Plan (File No. 333-62883).